                                                                   EXHIBIT 10.14


                  FIRST AMENDMENT TO FACILITIES LEASE AGREEMENT


         THIS FIRST AMENDMENT TO FACILITIES LEASE AGREEMENT (this "AMENDMENT") effective as of March 19, 2003 (the "EFFECTIVE DATE"), is entered into among MONRO LEASING, LLC, a Delaware limited liability company, (the "LESSEE") and BRAZOS AUTOMOTIVE PROPERTIES, L.P, a Delaware limited partnership ("BRAZOS").

         WHEREAS, Brazos and Lessee entered into that certain Facilities Lease Agreement dated as of September 15, 1998 (as amended, modified, restated, or supplemented, the "FACILITIES LEASE");

         WHEREAS, Lessee requested that the term of the lease be extended to September 30, 2008; and

         WHEREAS, Brazos agreed to such extension, subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the undersigned parties agree as follows:

         Section 1. Defined Terms. All capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings set forth in the Facilities Lease.

         Section 2. Facilities Lease Amendments.

         (a) The following definitions in Section 1.1 are hereby deleted in their entirety, and the following is substituted in place thereof:

                  "AGENT means JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.

                  "BRAZOS PARTNERSHIP AGREEMENT means that certain First Amended and Restated Limited Partnership Agreement of Brazos dated as of September 15, 1998, as the same may have been amended, modified, restated, or supplemented.

                  "CHASE CREDIT AGREEMENT means that certain Amended and Restated Credit Agreement dated as of March 19, 2003 executed among Guarantor, Agent, and the other financial institutions from time to time party thereto, as the same may have been amended and in effect on the date hereof.

                  "CLOSING DATE means September 15, 1998."

         (b) The second sentence of Section 11.3(a) is hereby deleted in its entirety, and the following is substituted in place thereof:

                  "Not later than July 1, 2003, Lessee shall give notice to Brazos as to whether it will renew or not renew the lease."

         (c) The second sentence of Section 11.3(b) is hereby deleted in its entirety, and the following is substituted in place thereof:

                  "Not later than July 1, 2003, Lessee shall give notice to Brazos of its election to either purchase or arrange for the sale of all of the Facilities and FF&E to a third party."

         (d) Section 12.1 is hereby deleted in its entirety, and the following is substituted in place thereof:

                  "Section 12.1 Uneconomic Facility. In addition to Lessee's right to terminate under SECTION 11.1 hereof, if, at any time during its Lease Term, in the good faith judgment of Lessee, any Facility or FF&E shall have become uneconomic for continued use and occupancy by Lessee (such Facility or FF&E hereinafter sometimes called an "UNECONOMIC FACILITY"), then Lessee shall deliver to Brazos and Assignee a written notice (an "UNECONOMIC NOTICE") containing (i) notice of Lessee's intention to terminate the Facilities Lease as to such Uneconomic Facility as of a Basic Rent Payment Date specified in such notice, which Basic Rent Payment Date shall be within sixty (60) days of such notice, and (ii) a certificate of an officer of Lessee stating that Lessee has determined that such Facility or FF&E has become uneconomic for continued use and occupancy by Lessee; provided that Lessee may not deliver an Uneconomic Notice to Brazos under the terms of this ARTICLE XII for one (1) or more Facilities and FF&E, the aggregate Acquisition Costs of which exceed twenty percent (20%) of the aggregate Acquisition Costs of all Facilities and FF&E owned as of the Closing Date; and provided, further, that if at the end of the Lease Term the aggregate Acquisition Costs of Facilities and FF&E for which Lessee has given Brazos an Uneconomic Notice exceeds twenty percent (20%) of the aggregate Acquisition Costs of all Facilities and FF&E owned as of the Closing Date, Lessee shall not have the right to sell any Facilities or FF&E to a third party pursuant to SECTION 11.4. Lessee shall terminate this Facilities Lease with respect to such Uneconomic Facility and shall either purchase the Uneconomic Facility for cash at its Acquisition Cost on the Basic Rent Payment Date specified in such notice or sell such Uneconomic Facility on such date; provided, that if the proceeds of the sale of the Uneconomic Facility are less than the Acquisition Cost of such Uneconomic Facility, then in addition to the purchase price Lessee shall pay to Brazos an amount equal to such Acquisition Cost less the proceeds of such sale and, if such proceeds of sale exceed the Acquisition Cost, Brazos will pay any excess to Lessee."

         Section 3. Conditions. This Amendment shall not be effective unless and until:

         (a) Brazos has received counterparts of this Amendment and such related documentation as Brazos or its counsel shall determine in their reasonable discretion, in form and substance satisfactory to Brazos, duly executed and delivered by the Lessee and

         (b) Brazos has received payment for the account of the Lessee of any amounts then due under the Facilities Lease.

         Section 4. Miscellaneous.

         (a) Representations and Warranties True; No Event of Default. By execution and delivery of this Amendment, Lessee represents and warrants to Brazos that, as of the date of this Amendment and after giving effect to this Amendment, (a) the representations and warranties contained in ARTICLE II of the Facilities Lease are true and correct, and (b) no event has occurred and is continuing which constitutes an Event of Default or would constitute a Potential Default.

         (b) Costs and Expenses. Lessee agrees to pay on demand all costs and expenses incurred by Brazos in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder.

         (c) Further Assurances. Lessee agrees to execute, acknowledge and deliver all such instruments Brazos may request for better assuring and confirming unto Brazos all and singular the rights granted or intended to be granted hereby or hereunder.

         (d) Entire Understanding. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Amendment except as specifically provided herein.

         (e) Severability. In case one or more provisions of this Amendment shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not be effected or impaired thereby.

         (f) Counterparts. This Amendment maybe executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together constitute one and the same instrument.

         (g) Governing Law. This Amendment shall be governed, and construed in accordance with, the laws of the State in which the Facility is located and applicable federal laws.

         (h) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         (i) Reference to the Facilities Lease and Effect on the Facilities Lease. On and after the date of this Amendment and after this Amendment becomes effective, each reference in the Facilities Lease to "this Facilities Lease", "hereunder", "herein" or words of like import shall mean and be a reference to the Facilities Lease, as affected and amended by this Amendment. In the event of any inconsistency between the terms of the Facilities Lease and this Amendment, the terms of this Amendment shall control.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK.]

         EXECUTED as of the Effective Date.

                                  MONRO LEASING, LLC, a Delaware limited
                                  liability company

                                  By:      MONRO MUFFLER BRAKE, INC.,
                                           its Sole Member


                                           By: /s/ Catherine D'Amico
                                              ---------------------------------
                                                    Catherine D'Amico,
                                                    Executive Vice President of
                                                    Finance, Chief
                                                    Financial Officer, and
                                                    Treasurer


                                  BRAZOS AUTOMOTIVE PROPERTIES, L.P.,
                                  a Delaware limited partnership

                                  By:      BRAZOS AUTOMOTIVE PROPERTIES
                                           MANAGEMENT, INC., a
                                           Delaware corporation, General Partner

                                           By: /s/ Gregory C. Greene
                                              ---------------------------------
                                                 Gregory C. Geene, President